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As filed with the Securities and Exchange Commission on October 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington (State of Incorporation)	91-1653725 (I.R.S. Employer Identification Number)
1201 Third Avenue Seattle, Washington 98101 (206) 461-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Fay L. Chapman, Esq.
Washington Mutual, Inc.
1201 3rd Avenue
Seattle, WA 98101
(206) 461-8645
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David R. Wilson, Esq.
Heller Ehrman White & McAuliffe LLP
701 5th Avenue, Suite 6100
Seattle, WA 98104-7098

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee

Debt Securities

Preferred Stock

Common Stock, no par value(4)

Depositary Shares

Total			$5,000,000,000	$404,500

(1)
There are being registered under this Registration Statement such indeterminate number of depositary shares and shares of common stock and preferred stock of the Registrant, and such indeterminate principal amount of debt securities of the Registrant, as shall have an aggregate initial offering price not to exceed $5,000,000,000. If any debt securities are issued at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $5,000,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement.

(2)
Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act. Any offering of securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such securities from the Registrant. No separate consideration will be received for common stock, preferred stock, depositary shares or debt securities that are issued upon conversion or exchange of debt securities, preferred stock or depositary shares registered hereunder.

(4)
Includes such indeterminate number of shares of common stock as may from time to time be issued upon conversion or exchange of debt securities, preferred stock or depositary shares registered hereunder, to the extent any of such securities are, by their terms, convertible into common stock. Also includes associated "rights" to purchase shares of Registrant's common stock which are not currently separable from the shares of Registrant's common stock and are not currently exercisable.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2003

PROSPECTUS

$5,000,000,000

Debt Securities
Preferred Stock
Depositary Shares

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

  •
  we may sell any of the following securities from time to time:

  —
  debt securities

  —
  preferred stock

  —
  depositary shares

  •
  we will provide a prospectus supplement each time we issue the securities; and

  •
  the prospectus supplement will provide specific information about the terms of that issuance and also may add, update or change information contained in this prospectus.

        We may also issue common stock upon conversion or exchange of any of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                            , 2003.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission ("SEC"). You may read and copy these reports and other information at the public reference room of the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC's website, www.sec.gov.

        We have filed a registration statement on Form S-3 with the SEC covering the securities described in this prospectus. For further information with respect to us and those securities, you should refer to our registration statement and its exhibits. You may inspect and copy the registration statement, including exhibits, at the SEC's Public Reference Room or website. We have summarized certain key provisions of contracts and other documents that we refer to in this prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of each document. We have included copies of these documents as exhibits to our registration statement.

        The indentures pursuant to which the debt securities will be issued require us to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Quarterly and annual reports will be made available upon request of holders of the debt securities, which annual reports will contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

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  Our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2002;

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  Our Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2003;

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  Current Report on Form 8-K dated March 12, 2003;

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  The description of our capital stock contained in Item 5 of Current Report on Form 8-K dated November 29, 1994, and any amendment or report filed for the purpose of updating this description; and

  •
  Form 8-A/12B dated February 8, 2001, as amended.

        You may obtain a copy of these filings at no cost, by writing or telephoning us at 1201 Third Avenue, Seattle, Washington 98101, telephone (206) 461-3187, attention Investor Relations Department WMT0735.

        You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

FACTORS THAT MAY AFFECT FUTURE RESULTS

        An investment in our securities involves a high degree of risk. See "Factors That May Affect Future Results", which are incorporated by reference, under Item 1 of our Annual Report on Form 10-K for the Year Ended December 31, 2002, filed with the SEC, for a list of some of the risks and uncertainties you should consider before making an investment decision. See "Incorporation of Certain Documents by Reference" above for a discussion of our SEC filings incorporated by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words, such as "expects," "anticipates," "intends," "plans," "believes, "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "should," "could," or "may."

        Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.

WASHINGTON MUTUAL, INC.

        With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At September 30, 2003, we had stockholders' equity of $20.53 billion. Based on consolidated total assets of $286.72 billion at September 30, 2003, Washington Mutual was the largest savings institution and the seventh largest banking company in the United States.

        Washington Mutual operates principally in California, Washington, Oregon, Florida, Texas and the greater New York/New Jersey metropolitan area, and has operations in 36 other states. Washington Mutual is divided into three operating segments:

  •
  Banking and Financial Services.  The Banking and Financial Services Group offers a comprehensive line of financial products and services to a broad spectrum of consumers and small to middle-market businesses. The Group serves 7.3 million consumer households and businesses through over 1,677 financial center stores, 64 commercial banking centers and 2,769 ATMs. The Group offers various deposit products including the Group's signature Free Checking accounts, as well as other personal and business checking accounts, savings accounts, money market deposit accounts and time deposit accounts.

  •
  Home Loans and Insurance Services.  The Home Loans and Insurance Services Group originates and services home loans, sells home loans in the secondary market, and manages our home loan portfolio. At September 30, 2003, Washington Mutual serviced a $764.45 billion loan portfolio predominantly consisting of home loans. The Group also provides insurance services to mortgage borrowers by offering homeowners, flood, earthquake and other property and casualty insurance products. The Group's products are offered to customers through multiple distribution channels, including 395 retail home loan stores, 37 wholesale home loan centers, correspondent channels, and directly to consumers through call centers and the internet.

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  Specialty Finance.  The Specialty Finance Group provides financing to developers, investors, mortgage bankers and homebuilders for the acquisition, construction and development of apartment buildings ("multi-family lending"), other commercial real estate and homes. The multi-family lending business accounts for a majority of the Group's revenues. The Group also services commercial real estate mortgages as part of its commercial asset management business and conducts a consumer finance business through Washington Mutual Finance Corporation's 428 branches.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. Examples of general corporate purposes include additions to working capital, repayment of existing debt, acquisitions, and office expansions.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

Year Ended December 31,
					Nine Months Ended September 30, 2003
1998	1999	2000	2001	2002
1.34	1.38	1.31	1.60	2.02	2.30

        For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on borrowings and deposits, and the estimated interest portion of rent expense.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated.

Year Ended December 31,
					Nine Months Ended September 30, 2003
1998	1999	2000	2001	2002
1.33	1.38	1.31	1.59	2.02	2.30

        For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on borrowings and deposits, and the estimated interest portion of rent expenses.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities, will be described in the prospectus supplement relating to such Offered Debt Securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        The debt securities will be our general obligations. In the event that any series of debt securities will be subordinated to other securities that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Senior debt securities will be issued under the senior indenture dated as of August 10, 1999 between Washington Mutual, Inc. and The Bank of New York, as trustee, as supplemented by a first supplemental indenture dated as of August 1, 2002 and a second supplemental indenture dated as of November 20, 2002. References to the senior indenture in this prospectus will mean the senior indenture as supplemented. Subordinated debt securities will be issued under a second supplemental indenture to the subordinated indenture dated April 4, 2000 between us and The Bank of New York, as supplemented by the first supplemental indenture dated August 1, 2002. References to the subordinated indenture in this prospectus will mean the subordinated indenture as supplemented. Together the senior indenture and the subordinated indenture and the supplemental indentures thereto are called the "indentures."

        We have summarized selected provisions of the indentures below. The senior indenture and form of subordinated indenture have been filed as exhibits to the registration statement filed with the SEC and you should read the indentures for provisions that may be important to you. Accordingly, the following summary is qualified in its entirety by reference to the provisions of the indentures. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the indentures.

General

        The indentures do not limit the aggregate principal amount of debt securities which may be issued under the indentures and provide that debt securities may be issued from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which may be issued by us or our subsidiaries.

        Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of ours. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness including our senior debt securities as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

        The debt securities are our obligations exclusively. Because our operations are currently conducted substantially through our subsidiaries, our cash flow and the consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds to us by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make funds available therefor, whether by dividends, loans or other payments. In addition, the payment to us of dividends and certain loans and advances by our subsidiaries may be subject to certain statutory or contractual restrictions. Payments are contingent upon the earnings of the subsidiaries, and are subject to various business considerations.

        The debt securities will be effectively subordinated to all liabilities, including deposits, of our subsidiaries. At September 30, 2003, our subsidiaries had $164.14 billion of deposits and $79.14 billion of debt outstanding. Any right we may have to receive assets of a subsidiary upon its liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of a subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any liabilities of the subsidiary senior to liabilities held by us. Our principal subsidiary, Washington Mutual Bank, F.A., has an existing program pursuant to which it may sell up to an additional $15 billion of senior and subordinated debt securities.

        The debt securities may be issued in fully registered form without coupons ("registered securities") or in bearer form with or without coupons ("bearer securities") or in the form of one or more global securities (each a "Global Security"). Registered securities that are book-entry securities will be issued as registered Global Securities. Bearer securities may be issued in the form of temporary or definitive Global Securities. Unless otherwise provided in the prospectus supplement, the debt securities will be only registered securities. The debt securities will be issued, unless otherwise provided in the prospectus supplement, in denominations of $1,000 or an integral multiple thereof for registered securities, and in denominations of $5,000 or an integral multiple thereof for bearer securities.

        The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the Offered Debt Securities:

  (1)
  the title of the Offered Debt Securities;

  (2)
  whether the Offered Debt Securities are senior debt securities or subordinated debt securities;

  (3)
  the percentage of principal amount at which the Offered Debt Securities will be issued;

  (4)
  any limit on the aggregate principal amount of the Offered Debt Securities;

  (5)
  the date or dates on which the Offered Debt Securities will mature and the amount or amounts of any installment of principal payable on such dates;

  (6)
  the rate or rates (which may be fixed or variable) per year at which the Offered Debt Securities will bear interest, if any, or the method of determining such rate or rates and the date or dates from which such interest, if any, will accrue;

  (7)
  the date or dates on which interest, if any, on the Offered Debt Securities will be payable and the regular record dates for such payment dates;

  (8)
  the terms of any sinking fund and the obligation, if any, of ours to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions;

  (9)
  the portion of the principal amount of Offered Debt Securities that is payable upon declaration of acceleration of the maturity of the Offered Debt Securities;

  (10)
  whether the Offered Debt Securities will be issued in registered form without coupons, in bearer form with or without coupons, including temporary and definitive global form, or a combination thereof and the circumstances, if any, upon which such Offered Debt Securities may be exchanged for Offered Debt Securities issued in a different form;

  (11)
  whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities;

  (12)
  whether and under what circumstances we will pay additional amounts to any holder of Offered Debt Securities who is not a United States person in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether we will have the option to redeem rather than pay any additional amounts;

  (13)
  the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to the Offered Debt Securities shall be payable;

  (14)
  the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for our common stock, preferred stock, other debt securities or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

  (15)
  if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  (16)
  any authenticating or paying agent, transfer agent or registrar;

  (17)
  the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets; and

  (18)
  certain other terms, including our ability to satisfy and discharge our obligations under an indenture with respect to the Offered Debt Securities.

        No service charge will be made for any transfer or exchange of the debt securities except for any tax or other governmental charge.

        Debt securities of a single series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the indentures. The prospectus supplement for any debt securities issued above par or with an original issue discount will state any applicable material federal income tax consequences and other special considerations.

Subordination of Subordinated Debt Securities

        Payment of the principal of (and premium, if any) and interest, if any, on the subordinated debt securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined herein). At September 30, 2003, we had an aggregate par value of $2.90 billion in Senior Debt and a par value of $845 million in Subordinated Debt (as defined herein) (exclusive of our subsidiaries). The subordinated indenture does not limit or restrict our ability to incur additional Senior Debt, but certain of our other debt instruments contain such limitations.

        In the event of any sale pursuant to any judgment or decree in any proceeding by or on behalf of any holder, or of any distribution, division or application of all or any part of our assets to our creditors by reason of any liquidation, dissolution or winding up of us or any receivership, insolvency, bankruptcy or similar proceeding relative to us or our debts or properties, then the holders of Senior Debt shall be preferred in the payment of their claims over the holders of the subordinated debt securities, and such Senior Debt shall be satisfied in full before any payment or other distribution (other than securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding) shall be made upon the subordinated debt securities. In the event that any subordinated debt security is declared or becomes due and payable before its maturity because of an occurrence of an event of default (under circumstances not described in the preceding sentence), no amount shall be paid in respect of the subordinated debt securities in excess of current interest payments, except sinking fund payments or at maturity, unless all Senior Debt then outstanding shall have been paid in full or payments satisfactory to the holders thereof provided therefor. During the continuance of any default on Senior Debt, no payments of principal, sinking fund, interest or premium shall be made with respect to any Subordinated Debt Security if either (i) notice of default has been given to us, provided judicial proceedings are commenced in respect thereof within 120 days, or (ii) judicial proceedings shall be pending in respect of such default. In the event that any subordinated debt security is declared or becomes due and payable before maturity, each holder of Senior Debt shall be entitled to notice of same and shall be entitled to declare payable on demand any Senior Debt outstanding to such holder.

        "Debt" is defined in the indentures to include all indebtedness of ours or any Consolidated Subsidiary representing money borrowed, except indebtedness owed to us by any Consolidated Subsidiary or owed to any Consolidated Subsidiary by us or any other Consolidated Subsidiary, and includes indebtedness of any other person for money borrowed when such indebtedness is guaranteed by us or any Consolidated Subsidiary. The term "Debt" shall be deemed to include the liability of ours or any Consolidated Subsidiary in respect of any investment or similar certificate, except to the extent such certificates are pledged by purchasers as collateral for, and are offset by, receivables. "Senior Debt" is defined to mean all Debt of the Company except Subordinated Debt. "Subordinated Debt" is defined to mean our 7.875% Senior Subordinated Notes Due 2004, 8.875% Subordinated Notes due 2007 and 8.25% Subordinated Notes due 2010 and any other Debt of ours which is subordinate and junior in right of payment to any other Debt of ours by the terms of the instrument creating or evidencing such Subordinate Debt and senior to the Junior Subordinated Notes. "Junior Subordinated Notes" is defined to mean our 8.375% Junior Subordinated Debentures due 2027, 8.206% Subordinated Deferrable Interest Notes due 2027, 8.36% Subordinated Notes due 2026, 8.25% Subordinated Deferrable Interest Notes due 2025 and 5.375% Subordinated Defeasible Interest Debentures due 2041.

        Subordinated debt securities will rank on a parity with all other Subordinated Debt other than the Junior Subordinated Notes. Subordinated debt securities are senior to the Junior Subordinated Note and to our common stock and preferred stock, and will be senior to any other class of capital stock which may be authorized.

Exchange, Registration and Transfer

        Registered securities (other than book-entry securities) of any series of Offered Debt Securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. At the holder's option, if debt securities of any series are issuable as both registered securities and bearer securities, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series may be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities with coupons appertaining thereto surrendered in exchange for registered securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest due on such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

        Debt securities may be presented for exchange as provided above, and registered securities (other than book-entry securities) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in the prospectus supplement. No service charge will be charged for the transfer, but any tax or other governmental charge must be paid. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each Place of Payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption in part, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (b) if debt securities of the series are issuable only as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  •
  exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption.

        For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "—Global Securities".

Payment and Paying Agents

        Unless otherwise provided in a prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on bearer securities will be payable in U.S. dollars, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as we may designate from time to time, and payment of interest on bearer securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment of interest on a bearer security will be made unless, on the earlier of the date of the first such payment by us or the delivery by us of the bearer security in definitive form, a written certificate in the form required by the applicable indenture is provided to the trustee. The certificate shall state that on such date the bearer security is owned by:

  •
  a person that is not a United States person,

  •
  a United States person that (a) is a foreign branch of a United States financial institution purchasing for its own account or for resale or (b) acquired and holds the bearer security through the foreign branch of a United States financial institution (and, in the case of either (a) or (b), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or

  •
  a financial institution purchasing for resale during the restricted period (as defined under "—Global Securities—Temporary and Definitive Global Securities") and, in any case, if any such owner is a financial institution, such financial institution has not acquired the bearer security for purposes of resale to United States persons or to persons within the United States (as defined under "—Limitations on Issuance of Bearer Securities").

        Presentation of coupons for payment or other demands for payment of bearer securities must be made outside the United States, and no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

        Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on bearer securities will be made at the office of our Paying Agent in The City of New York, only if:

  •
  despite the appointment of Paying Agents outside the United States, payment of the full amount thereof at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions,

  •
  such payment is then permitted by applicable laws, and

  •
  we would not suffer any fiscal or other sanction as a result of our appointing a Paying Agent in The City of New York.

        Unless otherwise provided in the prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on registered securities will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise provided in a prospectus supplement, payment of any installment of interest on registered securities will be made to the Person in whose name such registered security is registered at the close of business on the Regular Record Date for such interest.

        Unless otherwise provided in a prospectus supplement, the Corporate Trust Office of the trustee will be designated as our sole Paying Agent for payments with respect to Offered Debt Securities that are issuable solely as registered securities and the office of the trustee or its affiliate as our Paying Agent in The City of New York for payments with respect to Offered Debt Securities (subject to the limitations described above in the case of bearer securities) that are issuable solely as bearer securities or as both registered securities and bearer securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by us for the Offered Debt Securities will be named in a prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a Paying Agent in each Place of Payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the debt securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of such series.

        All moneys paid by us to a Paying Agent for the payment of principal of (and premium, if any) or interest, if any, on any debt security or coupon that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such debt security or coupon will thereafter look only to us for payment thereof.

Global Securities

        The debt securities of a series may be issued in whole or in part as one or more Global Securities that will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form, and in either temporary or definitive form.

        The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

Book-Entry Securities

        Unless otherwise specified in a prospectus supplement, debt securities which are to be represented by a Global Security to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of a Global Security in registered form, the U.S. Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as the U.S. Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture governing such debt securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payment of principal of (and premium, if any) and interest, if any, on debt securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such debt securities. We nor any trustee or Paying Agent, or the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the U.S. Depositary for debt securities of a series, upon receipt of any payment of principal of (and premium, if any) or interest on permanent Global Securities, will credit participants' accounts on the date such payment is payable in accordance with their respective beneficial interests in the principal amount of such Global Securities as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

        Unless and until it is exchanged in whole for debt securities in definitive form, a Global Security may not be transferred except as a whole by the U.S. Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a U.S. Depositary for debt securities in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities in definitive registered form in exchange for the Global Security or Securities representing such debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more Global Securities and, in such event, will issue debt securities in definitive registered form in exchange for the Global Security or Securities representing such debt securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of debt securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such debt securities registered in the name of the owner of such beneficial interest.

Temporary and Definitive Global Securities

        If so specified in a prospectus supplement, all or any portion of the debt securities of a series that are issuable as bearer securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such debt securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in a prospectus supplement, each such temporary Global Security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in a prospectus supplement, upon written certification (as described under "—Payment and Paying Agents") of non-United States beneficial ownership. No bearer security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States.

        Unless otherwise provided in a prospectus supplement, interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive debt securities will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Security held for its account upon delivery to the Trustee of a certificate of non-United States beneficial ownership signed by Euro-clear or CEDEL, as the case may be, in the form required by the applicable indenture dated no earlier than such Interest Payment Date.

        If any debt securities of a series are issuable in definitive global bearer form, a prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive Global Security may exchange such interests for debt securities of such series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a definitive Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. A Person having a beneficial interest in a definitive Global Security, except with respect to payment of principal of (and premium, if any) and interest, if any, on such definitive Global Security, will be treated as a holder of such principal amount of outstanding debt securities represented by such definitive Global Security as shall be specified in a written statement of the holder of such definitive Global Security or, in the case of a definitive Global

Security in bearer form, of Euro-clear or CEDEL which is produced to the Trustee by such Person. Principal of (and premium, if any) and interest, if any, on a definitive Global Security will be payable in the manner described in a prospectus supplement.

        In connection with the sale of a bearer security during the "restricted period," as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer security (including a definitive bearer security in global form) shall be mailed or otherwise delivered to any location in the United States and a bearer security sold during the restricted period may be delivered only if the person entitled to receive such bearer security (including a definitive bearer security in global form) furnishes written certification (as described under "—Payment and Paying Agents") of non-United States beneficial ownership. See "—Limitations on Issuance of Bearer Securities".

Limitations on Issuance of Bearer Securities

        Generally, in compliance with United States federal tax laws and regulations, bearer securities may not be offered or sold during the restricted period (as defined under "—Global Securities—Temporary and Definitive Global Securities") or delivered in connection with their sale during the restricted period in the United States or to United States persons (each as defined below) other than foreign branches of United States financial institutions that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code or that purchase for resale during the restricted period only to non-United States persons outside the United States. Any underwriters, agents and dealers participating in the offering of debt securities must agree that they will not offer or sell any bearer securities in the United States or to United States persons (other than the financial institutions described above) or deliver bearer securities within the United States.

        Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". The Code Sections referred to in the legend provide that, with certain exceptions, a United States person holding a bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such bearer security or coupon.

        As used in this prospectus, "United States person" means:

  •
  an individual citizen or resident of the United States,

  •
  a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia,

  •
  an estate or trust the income of which is subject to United States federal income taxation regardless of its source or

  •
  a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions, the Commonwealth of Puerto Rico and other areas subject to its jurisdiction.

Absence of Restrictive Covenants

        We are not restricted by either of the indentures from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on our property for any purpose. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indentures do not contain provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

        Each indenture provides that we, without the consent of the holders of any of the outstanding debt securities, may consolidate with or merge into any other corporation or transfer or lease our properties and assets substantially as an entirety to any Person or may permit any corporation to merge into us, provided that:

  •
  the successor is a corporation organized under the laws of any domestic jurisdiction;

  •
  the successor, if other than us, assumes our obligations under such indenture and the debt securities issued thereunder;

  •
  immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  certain other conditions are met

        Each indenture provides that, upon any consolidation or merger or transfer or lease of our properties and assets of substantially as an entirety in accordance with the preceding paragraph, the successor corporation formed by such consolidation or into which we are merged or to which such transfer or lease is made shall be substituted for us with the same effect as if such successor corporation had been named as us. Thereafter, we shall be relieved of the performance and observance of all obligations and covenants of such indenture and the senior debt securities or subordinated debt securities, as the case may be, including but not limited to the obligation to make payment of the principal of (and premium, if any) and interest, if any, on all the debt securities then outstanding, and we may thereupon or any time thereafter be liquidated and dissolved.

Satisfaction and Discharge

        Unless a prospectus supplement provides otherwise, we will be discharged from our obligations under the outstanding debt securities of a series upon satisfaction of the following conditions:

  •
  we have irrevocably deposited with the trustee either money, or U.S. Government Obligations together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or a combination of which (in the written opinion of independent public accountants delivered to the trustee), will be sufficient to pay and discharge the entire principal of (and premium, if any), and interest, if any, to Stated Maturity or any redemption date on, the outstanding debt securities of such series;

  •
  we have paid or caused to be paid all other sums payable with respect to the outstanding debt securities of such series;

  •
  the trustee has received an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent have been complied with; or

  •
  the trustee has received (a) a ruling directed to us and the trustee from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to discharge our obligations under the indenture with respect to such series and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred or (b) an opinion of tax counsel to the same effect as the ruling described in clause (a) above and based upon a change in law.

Upon such discharge, we will be deemed to have satisfied all the obligations under the indenture, except for obligations with respect to registration of transfer and exchange of the debt securities of such series, and the rights of the holders to receive from deposited funds payment of the principal of (and premium, if any) and interest, if any, on the debt securities of such series.

Modification of the Indenture

        Each indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding any additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in such indenture or making other provisions; provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

        Each indenture contains provisions permitting us, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

  (1)
  change the maturity of the principal of, or any installment of principal of or interest on, any of the debt securities;

  (2)
  reduce the principal amount thereof (or any premium thereon) or the rate of interest, if any, thereon;

  (3)
  reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity;

  (4)
  change our obligation to maintain an office or agency in the places and for the purposes required by such indenture;

  (5)
  impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date;

  (6)
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such indenture; or

  (7)
  with certain exceptions, to modify the provisions for the waiver of certain defaults and any of the foregoing provisions.

Events of Default

        An Event of Default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each indenture to be:

  •
  failure to pay interest on such series of debt securities for 30 days after payment is due;

  •
  failure to pay the principal of (or premium, if any) on such series of debt securities when due;

  •
  failure to perform any other covenant in the indenture that applies to such series of debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  an event of default under any mortgage, indenture (including the indenture) or other instrument under which any debt of Washington Mutual, Inc. or any Principal Subsidiary Bank (defined below) shall be outstanding which default shall have resulted in the acceleration of such debt in excess of $75,000,000 in aggregate principal amount and such acceleration shall not have been rescinded or such debt discharged within a period of 30 days after notice;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided for in such series of debt securities.

"Principal Subsidiary Bank" is defined in the indenture as each of Washington Mutual Bank, FA and any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of Washington Mutual, Inc. and its subsidiaries. As of the date hereof, Washington Mutual Bank, FA is our only Principal Subsidiary Bank.

        If an Event of Default shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal of all of the outstanding notes to be immediately due and payable.

        Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee, with respect to the debt securities of such series; provided that:

  •
  such direction shall not be in conflict with any rule of law or with the indenture,

  •
  the trustee may take any other action deemed proper that is not inconsistent with such direction and

  •
  the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of debt securities of such series not taking part in such direction.

        Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of such series waive any past default under such indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on any of the debt securities of such series or (2) in respect of a covenant or provision of such indenture which, under the terms of such indenture, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series affected thereby.

        Each indenture contains provisions entitling the trustee thereunder, subject to the duty of the trustee during an Event of Default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under such indenture at the request of the holders of the debt securities of such series.

        Each indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance of any covenant of ours under such indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the debt securities of such series.

        We will be required to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under the indenture.

Meetings

        Each indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee under the applicable indenture, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with "—Notices" below. Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum at a meeting of holders of debt securities of such series, except that in the absence of a quorum, a meeting called by us or the trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above under "—Modification of the Indenture", and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of (1) the holders of a majority in principal amount of the outstanding debt securities of that series and (2) 66 2/3% in aggregate principal amount of outstanding debt securities of such series represented and voting at the meeting; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of (1) the holders of such specified percentage in principal amount of the outstanding debt securities of that series and (2) a majority in principal amount of outstanding debt securities of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons. With respect to any consent, waiver or other action which the applicable indenture expressly provides may be given by the holders of a specified percentage of outstanding debt securities of all series affected thereby (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected thereby favoring such action.

Notices

        Except as otherwise provided in each indenture, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such bearer securities and will be mailed to such Persons whose names and addresses were previously filed with the trustee under the applicable indenture, within the time prescribed for the giving of such notice. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the Security Register.

Title

        Title to any bearer securities and any coupons appertaining thereto will pass by delivery. We, the appropriate Trustee and any agent of ours or such Trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security (including registered securities in global registered form) as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions are summaries of the material terms of our Amended and Restated Articles of Incorporation ("articles of incorporation"), our bylaws and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, our articles of incorporation and bylaws, which are incorporated by reference in the registration statement that we filed with the SEC. You should read our articles of incorporation and bylaws for the provisions that are important to you.

        Our articles of incorporation currently authorize 1,600,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. On September 30, 2003, we had 913,854,221 shares of common stock outstanding. There were no shares of preferred stock outstanding.

Common Stock

        We do not intend to offer shares of our common stock pursuant to this prospectus except upon the conversion or exchange of debt securities or preferred stock that we offer under this prospectus.

        Each share of common stock is entitled to one vote on all matters properly presented at a meeting of shareholders. Shareholders are not entitled to cumulative voting in the election of directors.

        The number of our directors is determined by our bylaws. The bylaws currently set the number of directors at up to sixteen. Our board of directors is divided into three classes of as equal a number of directors as possible. The term of office of each class is three years, with each term expiring in a different year.

        Interested Stockholders.    Our articles of incorporation prohibit, except under certain circumstances, us (or any of our subsidiaries) from engaging in certain significant business transactions with a "major stockholder." A "major stockholder" is a person who, without the prior approval of our board of directors, acquires beneficial ownership of five percent or more of our outstanding voting stock. Prohibited transactions include, among others:

  •
  any merger with, disposition of assets to, acquisition by us of the assets of, issuance of securities of ours to, or acquisition by us of securities of, a major stockholder;

  •
  any reclassification of our voting stock or of any subsidiary beneficially owned by a major stockholder; or

  •
  any partial or complete liquidation, spin off, split off or split up of us or any subsidiary.

        The above prohibitions do not apply, in general, if the specific transaction is approved by:

  •
  our board of directors prior to the major stockholder involved having become a major stockholder;

  •
  a vote of at least 80% of the "continuing directors" (defined as those members of our board prior to the involvement of the major stockholder);

  •
  a majority of the "continuing directors" if the major stockholder obtained unanimous board approval to become a major stockholder;

  •
  a vote of 95% of the outstanding shares of our voting stock other than shares held by the major stockholder; or

  •
  a majority vote of the shares of voting stock and the shares of voting stock owned by stockholders other than any major stockholder if certain other conditions are met.

        Our articles of incorporation also provide that during the time a major stockholder exists, we may voluntarily dissolve only upon the unanimous consent of our stockholders or an affirmative vote of at least two-thirds of our board of directors and the holders of at least two-thirds of the shares entitled to vote on such a dissolution and of each class of shares entitled to vote on such a dissolution as a class, if any.

        Shareholder Rights Plan.    We have adopted a shareholder rights plan (the "Rights Plan") which provides that one right to purchase 1/1,000th of a share of our Series RP preferred stock (the "Rights") is attached to each outstanding share of our common stock. The Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. The Rights may cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board, but they will not interfere with any merger or other business combination that is approved by our board.

        The Rights are attached to the shares of our common stock. The Rights are not presently exercisable. At the time a party acquires beneficial ownership of 15% or more of the outstanding shares of our common stock or commences or publicly announces for the first time a tender offer to do so, the Rights will separate from the common stock and will become exercisable. Each Right entitles the holder to purchase 1/1,000th share of Series RP preferred stock, for an exercise price that is currently $200 per share. Once the Rights become exercisable, any Rights held by the acquiring party will be void and, for the next 60 days, all other holders of Rights will receive upon exercise of the Right that number of shares of our common stock having a market value of two times the exercise price of the Right. The Rights, which expire on January 4, 2011, may be redeemed by us for $0.001 per right prior to becoming exercisable. Until a Right is exercised, the holder of that Right will have no rights as a shareholder, including, without limitation, the right to vote or receive dividends.

Preferred Stock

        In this section we describe the general terms that will apply to preferred stock that we may offer by this prospectus in the future. When we issue a particular series, we will describe the specific terms of the series of preferred stock in a prospectus supplement. The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our articles of incorporation and our certificate of designation, which will describe the terms of the offered preferred stock and be filed with the SEC at the time of sale of that preferred stock. At that time, you should read our articles of incorporation and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.

        Our board of directors is authorized to provide for the issuance from time to time of preferred stock in series and, as to each series, to fix the designation, the dividend rate, whether dividends are cumulative, the preferences which dividends will have with respect to any other class or series of capital stock, the voting rights, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, the redemption prices and the other terms of redemption, and the terms of any purchase or sinking funds applicable to the series. The terms of any series of preferred stock will be described in a prospectus supplement. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of our preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of common stock or for other corporate purposes.

DESCRIPTION OF DEPOSITARY SHARES

        We describe in this section the general terms of the depositary shares. We will describe the specific terms of the depositary shares in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary share certificate that will be filed with the SEC in connection with any particular offering of depositary shares.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Withdrawal

        Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you are entitled to receive at that office the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Conversion, Exchange and Redemption

        Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

        If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail Information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective, however, unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities; or

  •
  there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters, or (v) through a combination of any such methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

        Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to the offering of the securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

        If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for our common stock, which is listed on The New York Stock Exchange, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

LEGAL MATTERS

        The legality of the securities offered by this prospectus will be passed upon by Heller Ehrman White & McAuliffe LLP, Seattle, Washington. As of September 30, 2003, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned an aggregate of 13,793 shares of our common stock.

EXPERTS

        The consolidated financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001; SFAS No. 142, Goodwill and Other Intangible Assets, on January 1, 2002; and SFAS No. 147, Acquisitions of Certain Financial Institutions, on October 1, 2002), and have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee	$404,500
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	20,000
Printing Fees and Expenses	50,000
Fees and Expenses of Trustees	50,000
Blue Sky Fees and Expenses	5,000
Rating Agency Fees	350,000
Miscellaneous	20,500

Total	$1,000,000

Item 15. Indemnification of Directors and Officers.

        Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of a director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of the Registrant's directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

        Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations or indemnification contained in Section 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

        Pursuant to Article X of the Registrant's Restated Articles of Incorporation and Article VIII of the Registrant's Bylaws, the Registrant must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of the Registrant, including without limitation, liability under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then the Registrant's directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of the Registrant's Restated Articles of Incorporation and Article VIII of the Registrant's Bylaws, the Registrant may, by action of the Board of Directors of the Registrant, provide indemnification and pay expenses to officers, employees and agents of the Registrant or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Exhibits
1.1+	Form of Underwriting Agreement with respect to Debt Securities.
1.2+	Form of Underwriting Agreement with respect to other Securities.
3.1	Restated Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. File No. 0-25188).
3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Washington Mutual, Inc., creating a class of preferred stock, Series RP (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.
3.3	Restated Bylaws of Washington Mutual, Inc. (incorporated by reference to the Company's Quarterly Report on Form 10Q for the period ended June 30, 2003).
4.1+	Form of Senior Debt Security.
4.2+	Form of Subordinated Debt Security.
4.3
Second Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Senior Trustee, dated November 20, 2002 (incorporated by reference to the Company's Current Report on Form 8-K dated November 25, 2002).
4.4
First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Senior Trustee, dated August 1, 2002 (incorporated by reference to the Company's Current Report on Form 8-K dated November 25, 2002).
4.5
Form of Second Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Subordinated Trustee (incorporated by reference to the Company's Registration Statement No. 333-102991 filed on February 5, 2003).
4.6
First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Subordinated Trustee, dated August 1, 2002 (incorporated by reference to the Company's Registration Statement No. 333-102991 filed on February 5, 2003).
4.7	Washington Mutual, Inc.'s Standard Multiple-Series Indenture Provisions dated August 1, 2002 (incorporated by reference to the Company's Current Report on Form 8-K dated November 25, 2002).

4.8+	Form of Deposit Agreement.
4.9+	Form of Depositary Share Certificate.
4.10+	Form of Preferred Stock Certificate of Designations.
4.11+	Specimen certificate for shares of preferred stock.
4.12	Rights Agreement relating to Washington Mutual's Stockholder Rights Plan (incorporated by reference to the Company's Current Report on Form 8-K filed January 8, 2001).
4.13	The registrant will furnish upon request copies of all instruments defining the rights of holders of long-term debt instruments of registrant and its consolidated subsidiaries.
4.14	Warrant Agreement dated as of April 30, 2001 (incorporated by reference to the Company's Registration Statement on Form S-3. File No. 333-63976).
4.15
2003 Amended and Restated Warrant Agreement, dated March 11, 2003 by and between Washington Mutual, Inc. and Mellon Investor Services LLC (incorporated by reference to the Company's Current Report on Form 8-K, dated March 12, 2003. File No. 001-14667).
5.1	Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being registered.
12.1	Statement re: Computation of Ratios.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Heller Ehrman White & McAuliffe LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (see page II-4).
25.1	Statement of Eligibility of Senior Trustee.
25.2	Statement of Eligibility of Subordinated Trustee.

+
To be filed by incorporation by reference to the Company's Current Report on Form 8-K to be filed subsequent to the effectiveness of this Registration Statement.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

        (a)

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   File an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 21st day of October, 2003.

WASHINGTON MUTUAL, INC.

By:	/s/ KERRY K. KILLINGER Kerry K. Killinger Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each of the officers and directors of the Registrant whose signature appears below hereby constitutes and appoints Fay L. Chapman and Thomas W. Casey, and each of them severally, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and any new registration statement filed under Rule 462(b) of the Securities Act and amendments thereto, and to file the same, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in fact, or his or her substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ KERRY K. KILLINGER Kerry K. Killinger	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	October 21, 2003
/s/ THOMAS W. CASEY Thomas W. Casey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 21, 2003
/s/ ROBERT H. MILES Robert H. Miles	Senior Vice President and Controller (Principal Accounting Officer)	October 21, 2003
/s/ DOUGLAS P. BEIGHLE Douglas P. Beighle	Director	October 21, 2003
/s/ ANNE V. FARRELL Anne V. Farrell	Director	October 21, 2003

/s/ STEPHEN E. FRANK Stephen E. Frank	Director	October 21, 2003
/s/ PHILLIP D. MATTHEWS Phillip D. Matthews	Director	October 21, 2003
/s/ MARGARET OSMER MCQUADE Margaret Osmer McQuade	Director	October 21, 2003
/s/ MICHAEL K. MURPHY Michael K. Murphy	Director	October 21, 2003
/s/ MARY E. PUGH Mary E. Pugh	Director	October 21, 2003
/s/ WILLIAM G. REED, JR. William G. Reed, Jr.	Director	October 21, 2003
/s/ ELIZABETH A. SANDERS Elizabeth A. Sanders	Director	October 21, 2003
/s/ WILLIAM D. SCHULTE William D. Schulte	Director	October 21, 2003
/s/ JAMES H. STEVER James H. Stever	Director	October 21, 2003
/s/ WILLIS B. WOOD, JR. Willis B. Wood, Jr.	Director	October 21, 2003

EXHIBIT INDEX

Exhibit Number	Exhibits
1.1+	Form of Underwriting Agreement with respect to Debt Securities.
1.2+	Form of Underwriting Agreement with respect to other Securities.
3.1	Restated Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. File No. 0-25188).
3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Washington Mutual, Inc., creating a class of preferred stock, Series RP (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.
3.3	Restated Bylaws of Washington Mutual, Inc. (incorporated by reference to the Company's Quarterly Report on Form 10Q for the period ended June 30, 2003).
4.1+	Form of Senior Debt Security.
4.2+	Form of Subordinated Debt Security.
4.3
Second Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Senior Trustee, dated November 20, 2002 (incorporated by reference to the Company's Current Report on Form 8-K dated November 25, 2002).
4.4
First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Senior Trustee, dated August 1, 2002 (incorporated by reference to the Company's Current Report on Form 8-K dated November 25, 2002).
4.5
Form of Second Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Subordinated Trustee (incorporated by reference to the Company's Registration Statement No. 333-102991 filed on February 5, 2003).
4.6
First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Subordinated Trustee, dated August 1, 2002 (incorporated by reference to the Company's Registration Statement No. 333-102991 filed on February 5, 2003).
4.7	Washington Mutual, Inc.'s Standard Multiple-Series Indenture Provisions dated August 1, 2002 (incorporated by reference to the Company's Current Report on Form 8-K dated November 25, 2002).
4.8+	Form of Deposit Agreement.
4.9+	Form of Depositary Share Certificate.
4.10+	Form of Preferred Stock Certificate of Designations.
4.11+	Specimen certificate for shares of preferred stock.
4.12	Rights Agreement relating to Washington Mutual's Stockholder Rights Plan (incorporated by reference to the Company's Current Report on Form 8-K filed January 8, 2001).
4.13	The registrant will furnish upon request copies of all instruments defining the rights of holders of long-term debt instruments of registrant and its consolidated subsidiaries.
4.14	Warrant Agreement dated as of April 30, 2001 (incorporated by reference to the Company's Registration Statement on Form S-3. File No. 333-63976).

4.15
2003 Amended and Restated Warrant Agreement, dated March 11, 2003 by and between Washington Mutual, Inc. and Mellon Investor Services LLC (incorporated by reference to the Company's Current Report on Form 8-K, dated March 12, 2003. File No. 001-14667).
5.1	Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being registered.
12.1	Statement re: Computation of Ratios.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Heller Ehrman White & McAuliffe LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (see page II-4).
25.1	Statement of Eligibility of Senior Trustee.
25.2	Statement of Eligibility of Subordinated Trustee.

+
To be filed by incorporation by reference to the Company's Current Report on Form 8-K to be filed subsequent to the effectiveness of this Registration Statement.

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TABLE OF CONTENTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FACTORS THAT MAY AFFECT FUTURE RESULTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WASHINGTON MUTUAL, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX